UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 16, 2006 (May 11, 2006)

Sequa Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-804

13-1885030

(Commission File Number)

(IRS Employer Identification No.)

200 Park Avenue, New York, New York

10166

(Address of Principal Executive Offices)

(Zip Code)

(212) 986-5500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant's Certifying Accountants.

At a meeting held on May 11, 2006, the Audit Committee of the Board of Directors of Sequa Corporation, a Delaware corporation (the “Company” or “Sequa”) dismissed Ernst & Young LLP (“E&Y”) as the Company’s independent auditors and approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent auditors for the fiscal year ending December 31, 2006.  As of the date of this report, KPMG is in the process of its standard client evaluation procedures and has not accepted the engagement.  The Company expects KPMG to formally accept its engagement.

E&Y’s reports on the Company’s financial statements for the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2005 and 2004 and through the date of this Current Report on Form 8-K, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in connection with their report on the Company’s financial statements for such years, except that in 2004 E&Y disagreed with management’s proposal to account for certain long-term repair contracts under Statement of Position 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts.  This matter was appropriately resolved when the Company modified its proposed accounting to expense certain costs associated with initial inventory turns and recognize revenue based on the relative fair value of the parts delivered to the customer, subject to amounts contractually recoverable, and the agreed upon accounting treatment was used for all reporting periods.  During the two most recent years ended December 31, 2005 and 2004 and through the date of this Current Report on Form 8-K, there have been no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K, except for the existence of two material weaknesses in the Company’s internal control over financial reporting in 2004, for (1) deficiencies related to inadequate or ineffective policies and practices relating to revenue recognition on non-routine transactions, and (2) deficiencies related to the internal controls over financial reporting of an overhaul repair facility which accounted for approximately 2% of the Company’s consolidated assets and revenue as of and for the year ended December 31, 2004, both of which were previously reported and described in Item 9A in Part II of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.  E&Y and the Audit Committee of Sequa’s Board of Directors discussed the material weaknesses and the disagreement.  The Company has authorized E&Y to respond fully to the inquiries of KPMG concerning the subject matter of the material weaknesses and the disagreement.  As of December 31, 2005, no material weaknesses were identified, as set forth in Item 9A of Part II of the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

During the fiscal years ended December 31, 2005 and 2004 and through the date of this Current Report on Form 8-K, neither the Company nor anyone acting on its behalf consulted KPMG regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Company’s consolidated financial statements or (2) any matter that was (a) either the subject of a disagreement with E&Y on accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in their report, or (b) a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.  The Company provided E&Y with a copy of this Current Report on Form 8-K prior to filing it with the Securities and Exchange Commission (the “SEC”).

The Company has provided E&Y with a copy of the foregoing statements and requested that E&Y furnish the Company with a letter addressed to the SEC stating whether E&Y agrees with the foregoing statements.  A copy of E&Y’s letter is included as Exhibit 16 to this Current Report on Form 8-K.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.  The following exhibit is filed herewith and incorporated herein by reference:

16.

Letter to the Securities and Exchange Commission from Ernst & Young LLP dated May 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUA CORPORATION

By: _/s/ Kenneth J. Binder_______________

Kenneth J. Binder

Senior Vice President, Finance

(acting chief financial officer)

Dated:  May 16, 2006